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                                                                       Exhibit 5


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]



                                October 23, 1997

(213) 229-7000


The Times Mirror Company
Times Mirror Square
Los Angeles, California  90053

                  Re: Public Offering of $300 million of Debt Securities, Convertible Debt Securities, Exchangeable Debt Securities, Preferred Shares, Convertible Preferred Shares, Exchangeable Preferred Shares, Common Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units

Ladies and Gentlemen:

                  We have acted as counsel to The Times Mirror Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement to which this opinion is an Exhibit (the "Registration Statement"), of $300 million of the Company's (i) debt securities (the "Regular Debt Securities"), debt securities convertible into one or both of Common Shares (as defined herein) and Preferred Shares (as defined herein) (the "Convertible Debt Securities") and debt securities exchangeable for one or both of Common Shares and Preferred Shares (the "Exchangeable Debt Securities" and together with the Regular Debt Securities and Convertible Debt Securities, the "Debt Securities"),
(ii) shares of Preferred Stock (the "Regular Preferred Shares"), shares of Preferred Stock convertible into Common Shares (the "Convertible Preferred Shares") and shares of Preferred Stock exchangeable for Debt Securities (the "Exchangeable Preferred Shares" and together with the Regular Preferred Shares and Convertible Preferred Shares, the "Preferred Shares"), (iii) shares of Series A Common Stock, par value $1.00 per share (the "Series A Common Stock") and Series B Common Stock, par value $1.00 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common


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The Times Mirror Company
October 23, 1997
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Shares"), (iv) Warrants (the "Warrants") to purchase Debt Securities, Common
Shares or Preferred Shares of the Company, (v) stock purchase contracts (the "Stock Purchase Contracts") to purchase Preferred Shares or Common Shares and
(vi) stock purchase units (the "Stock Purchase Units"), which consist of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities, securing the holder's obligation to purchase Preferred Shares or Common Shares under the Stock Purchase Contract. The Debt Securities, Preferred Shares, Common Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units may be issued as part of units consisting of any combination of such securities.

                  We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities, the Preferred Shares, the Common Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

                  Based on the foregoing and in reliance thereon, and subject to completion of the corporate action proposed to be taken by the Company referred to above (including without limitation the due reservation of the Common Shares and Preferred Shares for issuance, with respect to the Preferred Shares, the due authorization, approval and filing of the Certificate of Designations referred to below, with respect to the Debt Securities, the due authorization of the Indenture (as defined below) and the due establishment of the specific terms of the Debt Securities to be issued thereunder in accordance with the terms of the Indenture, with respect to the Warrants, the due authorization of the Warrant Agreement (as defined below), with respect to the Stock Purchase Contracts, the due authorization of the Purchase Contract Agreement (as defined below) and Pledge Agreement (as defined below), and with respect to the Stock Purchase Units, the due establishment of the terms of such Stock Purchase Units by or in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Stock Purchase Units and the due authorization of all documentation relating to such Stock Purchase Units), the effectiveness of the Registration Statement, the due execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (together, the "Indenture"), the Warrant Agreement relating to the Warrants (the "Warrant Agreement") and the Purchase Contract Agreement (the "Purchase Contract Agreement") and the Pledge Agreement (the "Pledge Agreement") relating to the Stock Purchase Contracts, each in materially the form filed or to be filed as an Exhibit to the Registration Statement (by amendment, by incorporation by reference or by Current Reports on Form 8-K), and the qualifications and limitations set forth below, we are of the opinion that:

                      (a) the Debt Securities (including any Debt Securities included in any Stock Purchase Units or issuable upon exchange of any Exchangeable Preferred Shares), Warrants, Stock Purchase Contracts (including any

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The Times Mirror Company
October 23, 1997
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                               Stock Purchase  Contracts  included in any
                               Stock Purchase Units) and Stock Purchase Units, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units as issued, will be validly issued, fully paid and nonassessable;

                      (b) the Debt Securities (including any Debt Securities included in any Stock Purchase Units or issuable upon exchange of any Exchangeable Preferred Shares) so issued will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture pursuant to which they are issued;

                      (c) any Warrants so issued will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Warrant Agreement;

                      (d) any Stock Purchase Contracts (including any Stock Purchase Contracts included in any Stock Purchase Units) so issued will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Purchase Contract Agreement and Pledge Agreement;

                      (e) any Stock Purchase Units so issued will be legally binding obligations of the Company; and

                      (f) the Preferred Shares and Common Shares issued separately or upon the conversion or exchange of any Convertible Debt Securities or Exchangeable Debt Securities, respectively, so issued and upon the exercise of any Warrants and Stock Purchase Contracts so issued (as to the Preferred Shares, when issued pursuant to the Certificate of Designations pursuant to Section 151 of the Delaware General Corporation Law in materially the form filed as an Exhibit to the Registration Statement (the "Certificate of Designations")), and the Common Shares issued upon conversion of any such Convertible Preferred Shares so issued
                               (i) will have been duly authorized and reserved for issuance separately, upon conversion or exchange of such Convertible Debt Securities or Exchangeable Debt Securities, respectively, exercise of any such Warrants and Stock Purchase Contracts and conversion of any such Convertible Preferred Shares upon the respective issuance of each, as the case may be, and (ii) upon

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October 23, 1997
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                               the issuance of such Preferred Shares and Common
                               Shares separately against payment in full therefor or pursuant to (x) the Indenture upon valid conversion or exchange of such Convertible Debt Securities or Exchangeable Debt Securities, respectively, (y) exercise of such Warrants and Stock Purchase Contracts and payment in full of the exercise price provided for therein or (z) valid conversion of any such Convertible Preferred Shares so issued in accordance with the Certificate of Designations, as the case may be, will be validly issued, fully paid and nonassessable.

                  Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debt Securities, the Indenture, the Warrants, the Warrant Agreement, the Stock Purchase Contracts, the Stock Purchase Units, the Purchase Contract Agreement, the Pledge Agreement and the Certificate of Designations and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                  In addition, we express no opinion as to: (a) any provisions of the Debt Securities, the Indenture, the Warrant Agreement, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Purchase Contract Agreement, the Pledge Agreement or the Certificate of Designations regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, the Indenture, the Warrant Agreement, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Purchase Contract Agreement, the Pledge Agreement or the Certificate of Designations or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, the Indenture, the Warrant Agreement, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Purchase Contract Agreement, the Pledge Agreement or the Certificate of Designations; or (b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest.

                  The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and


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The Times Mirror Company
October 23, 1997
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have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

                  You have informed us that you intend to issue one or more of the Common Shares, Preferred Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Common Shares, Preferred Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Common Shares, Preferred Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units are to be issued (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Common Shares, Preferred Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units.

                  We hereby consent to the use of our name under the caption "Certain Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                         Very truly yours,


                                         /s/ GIBSON, DUNN & CRUTCHER LLP
                                         --------------------------------------
                                         GIBSON, DUNN & CRUTCHER LLP

PFZ/LI